UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2007
Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01  Other Events.

As previously disclosed, on March 1, 2007, Exelon Corporation (Exelon) subsidiary Commonwealth Edison Company (ComEd) filed a request with the Federal Energy Regulatory Commission (FERC) seeking approval to increase the rate it receives for transmission services.  The proposed rate increase would have increased an average residential customer bill about 1.5%. On June 5, 2007 the FERC issued an order that conditionally approves ComEd's proposal to implement a formula based transmission rate, effective as of May 1, 2007, but subject to refund.  The FERC order provides that further hearing and settlement procedures be conducted to determine the reasonableness of certain elements of ComEd's formula rate. The issues set for hearing include the 11.70% base return on equity proposed by ComEd and various elements of rate base.  The order denied both ComEd's request for incentive rate treatment on investment in two new transmission projects and the inclusion of Construction Work in Progress in rate base. The order directs ComEd to file a revised formula reflecting these findings within 30 days.  The new rate will increase an average residential customer bill by about 1%, depending on the outcome of the settlement and hearing procedures.  ComEd's transmission rate was last updated in 2003.  Between 2003 and the end of 2007, ComEd will have invested over $800 million in transmission-related plant to meet increasing demand and improve reliability.  ComEd cannot predict how much of a transmission rate increase the FERC may ultimately approve following the settlement and hearing procedures or when these proceedings will be completed.  A copy of the FERC order is available at the following website: http://ferc.gov/EventCalendar/Files/20070605183328-EL07-41-000.pdf

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This combined Form 8-K is being furnished separately by Exelon and ComEd (Registrants). Information contained herein relating to any individual registrant has been furnished by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties.  The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s and ComEd’s 2006 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operation and (c) ITEM 8, Financial Statements and Supplementary Data: Note 18; (2) Exelon’s and ComEd’s First Quarter 2007 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; and (3) other factors discussed in filings with the SEC by Exelon and ComEd.  Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Exelon and ComEd do not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ John F. Young
John F. Young
Executive Vice President, Finance and Markets
and Chief Financial Officer
Exelon Corporation

COMMONWEALTH EDISON COMPANY

/s/ Robert K. McDonald
Robert K. McDonald
Senior Vice President, Chief Financial Officer,
Treasurer and Chief Risk Officer
Commonwealth Edison Company

June 8, 2007